EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Sound Cave Technology, Inc., on Amendment no. 1 to Form S-1, of our report dated January 28, 2022, with respect to our audit of the financial statements for the period starting from inception (May 19, 2021) to December 31, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. We also consent to the reference of our firm under the heading “Experts” in this Registration  Statement.

For T R Chadha & CO LLP Chartered Accountants ICAI Firm reg. no.: 06711N/N500028 New Delhi, India April 25, 2022

T R Chadha & Co., a partnership firm converted into T R Chadha & Co LLP

(A limited liability partnership with LLP Identification No. AAF-3926) with effect from 28th  December, 2015

Corporate/ Regd. Office : B-30, Connaught Place, Kuthiala Building, New Delhi – 110001 Phone : 43259900, Fax : 43259930, E-mail : delhi@trchadha.com